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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Central Pacific Financial Corp.:

        We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Central Pacific Financial Corp. of our report dated February 13, 2004, except as to note W, which is as of September 15, 2004, with respect to the consolidated balance sheets of CB Bancshares, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Form 8-K of Central Pacific Financial Corp. dated February 8, 2005, and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Honolulu, Hawaii
February 24, 2005

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Consent of Independent Registered Public Accounting Firm